(Translation)
Exhibit 1.4
WACOAL HOLDINGS CORP.
Regulations of the Board of Corporate Auditors
Amended on March 27, 2007
WACOAL HOLDINGS CORP.
Board of Corporate Auditors

(Translation)
Regulations of the Board of Corporate Auditors
Article 1.         (Purpose)
         These Regulations shall govern the matters regarding the Board of Corporate Auditors of the Company under law and regulation and its Articles of Incorporation.
Article 2.         (Organization)
1.	The Board of Corporate Auditors shall consist of all Corporate Auditors.

2.	The Board of Corporate Auditors shall have a Standing Corporate Auditor and financial expert.

3.	In addition to the preceding paragraph, the Board of Corporate Auditors shall have a Chairman of the Board.
Article 3.         (Purpose of the Board of Corporate Auditors)
         The Board of Corporate Auditors shall be provided reports on significant matters regarding audits and shall discuss or resolve such matters; provided, however, that each Corporate Auditor shall not be precluded from exercising its powers.
Article 4.         (Duties)
         The Board of Corporate Auditors shall perform the following duties; provided, however, that no decision as set forth in item (iii) below may prevent a Corporate Auditor from exercising his/her powers:
(i)	Preparation of audit reports;

(ii)	Appointment and dismissal of Standing Corporate Auditors; and

(iii)	Determination of audit policies, methods of research on status of business and assets and any other matters related to conduct of duties of Corporate Auditors.
Article 5.         (Resolution on Appointment and/or Dismissal of Standing Corporate Auditor and Financial Expert)
         The Board of Corporate Auditors shall, by resolution of the Board of Corporate Auditors, appoint or dismiss Standing Corporate Auditor(s) and financial expert(s) from amongst the Corporate Auditors.
Article 6.         (Chairman)
1.	The Board of Corporate Auditors shall, by resolution of the Board of Corporate Auditors, elect a Chairman from amongst the Corporate Auditors.

2.	The Chairman of the Board of Corporate Auditors shall conduct these duties delegated to him/her by the Board of Corporate Auditors, as well as the duties set forth in Article 8(1); provided, however, that, the Chairman shall not prevent a Corporate Auditor from exercising

(Translation)
his/her powers.
Article 7.         (Meetings)
         Meetings of the Board of Corporate Auditors shall be held regularly (once a month, in principle), but may be held from time to time whenever necessary.
Article 8.         (Persons Authorized to Convene Meetings)
1.	The Chairman shall convene and manage the meeting of the Board of Corporate Auditors.

2.	Any Corporate Auditor may request the Chairman, to convene a meeting of the Board of Corporate Auditors.

3.	If, notwithstanding any request as set forth in the immediately preceding paragraph, the Chairman does not convene a meeting of the Board of Auditors, the requesting Corporate Auditor may convene and manage such meeting of the Board of Auditors.
Article 9.         (Convocation Procedures)
1.	Convocation notices of meetings of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date set for such meeting.

2.	Meetings of the Board of Corporate Auditors may be held without convocation procedures if unanimous consent is obtained from all Corporate Auditors.
Article 10.         (Method of Resolution)
1.	A majority of all Corporate Auditors shall be required to adopt resolutions at meetings of the Board of Corporate Auditors.

2.	The Board of Corporate Auditors shall conduct deliberations based on sufficient materials before adopting any resolution.
Article 11.         (Resolutions of Audit Policies, etc.)
1.	The Board of Corporate Auditors shall, by resolution, formulate the audit policy, audit plan, audit method and allocation of audit services.

2.	In addition to the matters set out in the preceding paragraph, the Board of Directors shall adopt resolutions regarding the budget for audit expenses and any other matters it deems necessary for the performance of their duties.

3.	The substance of the following systems shall be determined by resolution of the Board of Corporate Auditors, and the Board of Corporate Auditors shall request the Directors to establish these systems:
(i)	A system to appoint an employee supporting the Corporate Auditors’ conduct of their duties;

(ii)	A system to gather and respect the opinions of the Corporate Auditors regarding the appointment, evaluation, relocation and reprimand of such employee stipulated under the

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preceding item;

(iii)	A system to report to the Corporate Auditors, including report from the Directors and the employees; and

(iv)	Other systems to ensure the audits by the Corporate Auditors are conducted effectively.
Article 12.         (Regular Meetings with Representative Director)
1.	The Board of Corporate Auditors shall regularly meet with the Representative Director and make efforts to strengthen communication with the Representative Director by exchanging opinions regarding the issues that the Company is facing, the environment in which the Corporate Auditors are conducting their audits and issues that are important to the conduct of audits, and by making requests regarding things it deems necessary.

2.	The Board of Corporate Auditors shall explain its audit policies and audit plans as well as the progress and results of audits to the Representative Director and the Board of Directors whenever appropriate.

3.	The Board of Corporate Auditors shall, based on the system provided in Article 11(3)(iii) receive reports from the Directors and employees on matters determined, in consultation with the Directors, to be reported to the Board of Corporate Auditors by the Directors and the employees, as well as such matters as may be provided by law or regulation.
Article 13.         (Reports to Board of Corporate Auditors)
1.	Each Corporate Auditor shall report to the Board of Corporate Auditors on the progress of his/her duties and shall report on that progress whenever required by the Board of Corporate Auditors.

2.	Any Corporate Auditor who has received a report from an Accounting Auditor, Director, employee of the internal audit department or any other relevant person shall provide such report to the Board of Corporate Auditors.

3.	The Board of Corporate Auditors shall request reports from Accounting Auditors, Directors, employees of the internal audit department or any other relevant person whenever necessary.

4.	With respect to the matters described in each of the immediately preceding paragraphs, if any of the Corporate Auditors, Accounting Auditors, Directors or employees of any internal audit departments or any other relevant persons reports to all of the Corporate Auditors any matters that should be reported to the Board of Corporate Auditors, no further report to the Board of Corporate Auditors on such matter will be necessary.
Article 14.         (Actions to be taken with Respect to Reports)
         If the Board of Corporate Auditors receives a report on any of the following matters, it shall conduct necessary research and take appropriate measures depending on the situation:
(i)	A report from a Director that a fact has been discovered that may cause material damage to the Company;

(ii)	A report from an Accounting Auditor that a Director has acted improperly in carrying out

(Translation)
his/her duties or a material fact has been discovered that may be in violation of law or regulation or the Articles of Incorporation;

(iii)	A report from a Director or an employee on any matter as determined in advance upon consultation with the Directors.
Article 15.         (Preparation of Audit Reports)
1.	The Board of Corporate Auditors shall, after deliberation, prepare an audit report of the Board of Corporate Auditors that is based on the audit reports prepared by each Corporate Auditor.

2.	If the content of the audit report prepared by the Board of Corporate Auditors differs from that of the audit reports prepared by any of the Corporate Auditor, and if such Corporate Auditor so requests, the Board of Corporate Auditors shall append the matters set forth in such Corporate Auditor’s audit report to the audit report prepared by the Board of Corporate Auditors.

3.	Each Corporate Auditor shall affix his or her signature or seal or provide an electronic signature to the audit report, and the Standing Corporate Auditor shall make a registration or recording in the audit report to that effect.

4.	The provisions under the immediately preceding paragraphs shall apply mutatis mutandis to the extraordinary or consolidated financial statements which may be prepared by the Company.
Article 16.         (Consent and Request Regarding Appointment of Corporate Auditors)
         The following matters regarding the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:
(i)	Consent to submission of a proposal regarding the appointment of a Corporate Auditor to a general meeting of shareholders;

(ii)	Request for deliberation regarding the appointment of a Corporate Auditor at a general meeting of shareholders;

(iii)	Request for submission of a proposal regarding the appointment of a Corporate Auditor to a general meeting of shareholders.
Article 17.         (Consent and Request Regarding Appointment of Accounting Auditors)
1.	The following matters regarding the appointment, dismissal or non-reappointment of Accounting Auditors shall be handled by resolution of the Board of Corporate Auditors:
(i)	Consent to submit any proposal regarding the appointment of an Accounting Auditor(s) to the General Meeting of Shareholders;

(ii)	Consent to include the dismissal or non-reappointment of an Accounting Auditor(s) in the agenda of the General Meeting of Shareholders;

(iii)	Request to submit any proposal regarding the appointment of Accounting Auditor(s) to

(Translation)
the General Meeting of Shareholders;

(iv)	Request to include the appointment, dismissal or non-reappointment of an Accounting Auditor(s) in the agenda of the General Meeting of Shareholders;

(v)	Appointment of a provisional Accounting Auditor in case of absence of an Accounting Auditor.
2.	Consent, to be given by all Corporate Auditors, to dismiss any Accounting Auditor for any of the reasons as provided by law shall be obtained upon consultation at a meeting of the Board of Corporate Auditors. In such a case, a Corporate Auditor nominated by the Board of Corporate Auditors shall report such dismissal and the reason therefore at the General Meeting of Shareholders to be held immediately following such dismissal.

3.	In case of urgent necessity, the consent referred to in the immediately preceding paragraph may be given in written form or by electronic record.
Article 18.         (Consent to Remuneration of Accounting Auditors)
         Consent to remuneration of the Accounting Auditors or those who provisionally conduct the duties of an Accounting Auditor shall be resolved at the Board of Corporate Auditors.
Article 19.         (Consent to Partial Exemption of Directors from their Liabilities)
1.	The unanimous consent of all Corporate Auditors shall be required for the consent of the Board of Corporate Auditors on the following matters:
(i)	Consent to submit any proposal relating to the partial exemption of Directors from their liability to the General Meeting of Shareholders;

(ii)	Consent for any proposal from the Board of Directors to be submitted to the General Meeting of Shareholders on the amendment of the Articles of Incorporation so as to enable the partial exemption of Directors from their liability by resolution of the Board of Directors;

(iii)	Consent to submit any proposal to the meeting of the Board of Directors on the partial exemption of a Director from liability pursuant to the provisions of the Articles of Incorporation;

(iv)	Consent to submit any proposal to the General Meeting of Shareholders on the amendment of the Articles of Incorporation so as to enable the execution of a partial exemption of their liability agreement with an outside director.
2.	In case of urgent necessity the consents referred to in the immediately preceding paragraphs may be made in written form or by electronic record.

(Translation)
Article 20.         (Consent to Participation)
1.	The Company may participate in any shareholders’ litigation in order to assist a defendant Director upon unanimous consent of all of the Corporate Auditors.

2.	In case of urgent necessity, the consent referred to in the immediately preceding paragraph may be made in written form or by electronic record.
Article 21.         (Deliberation on Exercise of Powers by Corporate Auditors)
         The Corporate Auditors may deliberate on the following matters in advance at a meeting of the Board of Corporate Auditors when they exercise their powers or fulfill their obligations with respect to such matters:
(i)	Explanation to a shareholder in response to a shareholder’s questions referred to a Corporate Auditor before a general meeting of shareholders;

(ii)	Report to the Board of Directors and request convocation of a meeting of the Board of Directors, etc.;

(iii)	Result of research on proposals and documents or other matters to be submitted to a general meeting of shareholders;

(iv)	Request for suspension of the acts of Directors that are outside the scope of Company purposes or in violation of law or the Articles of Incorporation;

(v)	Statement of opinions on appointment, dismissal, resignation, remuneration, etc. of Corporate Auditors at a general meeting of shareholders;

(vi)	Matters regarding lawsuits between the Company and a Director;

(vii)	Any other matters regarding the filing of lawsuits, etc.
Article 22.         (Deliberation on Remuneration etc.)
         The amount of remuneration of Corporate Auditors shall be determined at a meeting of the Board of Corporate Auditors upon discussion by each Corporate Auditor.
Article 23.         (Minutes)
1.	The Board of Corporate Auditors shall prepare minutes stating the following matters and the signature or the name and seal (including electronic signature) of each the Corporate Auditor present at the meeting shall be affixed to the minutes:
(i)	The time, date and place at which the meeting was held (including methods of attendance of Corporate Auditors, Directors or Accounting Auditors attending such

(Translation)
meeting from other places, if any);

(ii)	Substance of the proceedings of the meeting and the results thereof;

(iii)	If any opinion or statement regarding the following matters is expressed at such meeting of the Board of Corporate Auditors, a summary of such opinion or statement:
(a)	a report from a Director that a fact has been discovered that may cause material damage to the Company;

(b)	a report from an Accounting Auditor that a Director has acted improperly in carrying out his/her duties or a material fact has been discovered that may be in violation of law or regulation of the Articles of Incorporation.
(iv)	Name or appellation of the Directors or Accounting Auditors who attended the meeting of the Board of Corporate Auditors; and

(v)	The name of the chairman of the Board of Corporate Auditors.
2.	If a report to the Board of Directors is deemed unnecessary pursuant to Article 13(4), minutes setting forth the following manners shall be prepared:
(i)	The substance of the matter on which a report was deemed unnecessary;

(ii)	The date on which a report to the Board of Corporate Auditors was deemed unnecessary;

(iii)	The name(s) of Corporate Auditor(s) who engaged in preparation of the minutes.
3.	The provisions of the preceding paragraphs shall apply mutatis mutandis to the minutes of discussions.

4.	The minutes stipulated under the preceding paragraphs shall be kept for ten (10) years at the head office of the Company.
Article 24.         (Administration of the Board of Corporate Auditors)
         Employees supporting the Corporate Auditors in the conduct of their duties, such as the administration department of the Board of Corporate Auditors, shall take charge of duties regarding the convocation of a meeting of the Board of Corporate Auditors, preparation of minutes and any other general matters regarding the operation of the Board of Corporate Auditors.
Article 25.         (Auditing Standards of Corporate Auditors)
         Any matters regarding the audits by the Board of Corporate Auditors and the Corporate Auditors shall be governed by laws and regulations, the Articles of Incorporation, these Regulations and auditing

(Translation)
standards of the Corporate Auditors as determined by the Board of Corporation Auditors.
Article 26.         (Amendment and Abolition)
         Any amendment to or abolition of these Regulations shall be made by the Board of Corporate Auditors.
SUPPLEMENTARY PROVISIONS
         These Regulations shall take effect on March 27, 2007.
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(Established on March 1, 1983)
(Amended on June 29, 1994)
(Amended on May 13, 2002)
(Amended on April 29, 2003)
(Amended on December 28, 2004)
(Amended on October 1, 2005)
(Amended on March 27, 2007)

(Translation)
Reference Material
PRIOR APPROVAL OF SERVICES FROM OUTSIDE AUDITOR
(Section 202 of the Sarbanes-Oxley Act)
(1)	Any audit service from outside auditor(s) and non-audit services permitted shall require the prior approval of the Board of Corporate Auditors.

(2)	The permitted non-audit services shall include, but not be limited to, tax services, appropriate diligence regarding acquisitions, inspection of internal control, audit of employee benefit plan.

(3)	The Standing Corporate Auditor(s) may give prior approval on any non-audit service but shall report thereon to all members at the next subsequent meeting of the Board of Corporate Auditors.
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